UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM 8-K

                             Current Report

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
   Date of Report (Date of earliest event reported) January 20, 2004

                    Commission File Number 000-24965

                        ADVANCED ID CORPORATION
    (Exact name of small business issuer as specified in its charter)

          South Dakota                                 46-0439668
 (State or other jurisdiction )                      (IRS Employer
of incorporation or organization)                  Identification No.)

    6143 - 4 Street SE, Suite 14
     Calgary, Alberta, Canada                           T2H 2H9
      (Address of principal )                         (Postal Code)
         executive office)

                      Issuer's telephone number:
                            (403) 264-6300

     (Former name or former address, if changed since last report)

                             Not applicable




                         ADVANCED ID CORPORATION
                               FORM 8-K


                           TABLE OF CONTENTS


Item 5.     Other Events and Regulations FD Disclosure          3

Item 7.     Exhibits                                            5

            Signatures                                          5

            Exhibit Index

                 Exhibit 2.1

                 Exhibit 4.1

                 Exhibit 4.2

                 Exhibit 4.3





Item 5.  Other Events and Required Regulation FD Disclosure

On January 20, 2004, Advanced ID Corporation, a South Dakota corporation ("Advanced ID"), AIDO Acquisition, Inc., a Hawaii corporation and a wholly-owned subsidiary of Advanced ID, and Universal Pet Care, Inc., a Hawaii corporation ("UPC") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The merger contemplated by the Merger Agreement (the "Merger") was also completed on January 20, 2004. As a result of the Merger, UPC became a wholly-owned subsidiary of Advanced ID and all outstanding shares of UPC's capital stock held by its sole stockholder were converted into 100 shares of Advanced ID common stock. UPC is a private, development stage company formed to pursue opportunities related to identifying and tracking companion animals utilizing radio frequency identification microchips. As of January 20, 2004, UPC had immaterial assets and liabilities other than its obligations under and proceeds from the debentures described below.

Immediately prior to the Merger, UPC entered into a Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of January 20, 2004, with HEM Mutual Assurance LLC, an accredited investor located in Denver, Colorado ("HEM"), pursuant to which it sold and issued convertible debentures to HEM in an aggregate principal amount of $1,000,000 in a private placement pursuant to Rule 504 of Regulation D under the Securities Act of 1933, as amended. Two debentures in the aggregate principal amount of $1,000,000 were issued for gross proceeds of $1,000,000 in cash (the "Debentures"). Each of the Debentures has a maturity date of January 20, 2009, subject to earlier conversion or redemption pursuant to its terms, and bears interest at the rate of 1% per year, payable in cash or shares of common stock at the option of the holder of the Debentures. As a result of the Merger, Advanced ID has assumed the rights and obligations of UPC in the private placement, including gross proceeds raised through the sale of the Debentures, the
Note issued by HEM to UPC, and UPC's obligations under the Debentures and Purchase Agreement.

As a result of the Merger, $995,500 in principal amount of the First Debenture is now convertible into unrestricted shares of Advanced ID common stock (the "Common Stock") at a conversion price that is the lower of $0.95 or the average of the three lowest closing per share bid prices for the Common Stock during the 40 trading days prior to conversion. $4,500 in principal amount of the Second Debenture is also now convertible into unrestricted shares of Common Stock at a conversion price of $0.01 per share.

The conversion price and number of shares of Common Stock issuable upon conversion of the First and Second Debenture (the "Debentures") is subject to adjustment for stock splits, stock dividends, combinations and other dilutive events. To satisfy its conversion obligations under the Debentures, Advanced ID has placed 50,000,000 shares of Common Stock into escrow for potential issuance to HEM upon conversion of the Debentures.



The Debentures may never be converted into an aggregate of more than 3,000,000 shares of Common Stock unless Advanced ID elects to increase the number of shares held in escrow and obtains any required stockholder approval in accordance with the rules and regulations of such exchange or market on which Advanced ID's common stock is then listed. If the conversion rate of the Debentures would require Advanced ID to issue more than an aggregate of 3,000,000 shares of Common Stock upon conversion of the Debentures and Advanced ID has not elected to increase the number of shares held in escrow (or fails to obtain any required stockholder approval for such proposed increase), Advanced ID will be required to redeem the unconverted amount of the Debentures for 125% of the principal amount thereof, plus accrued and unpaid interest.

In addition, the Debentures may not be converted if after such conversion the holder would beneficially own more than 5% of Advanced ID's then outstanding Common Stock, unless HEM waives this limitation by providing Advanced ID 75 days prior notice.

Advanced ID has the right to redeem the Debentures, in whole or in part, at any time upon 30 days advanced notice for 125% of the principal amount of the outstanding Debentures being redeemed, plus accrued and unpaid interest. In addition, if at any time any the Debentures are outstanding, Advanced ID receives debt or equity financing in an amount equal to or exceeding Five Million dollars ($5,000,000), Advanced ID is required to redeem the Debentures for 150% of the amount of the then outstanding Debentures, less the amount of the Note if not then repaid. If trading in the Common Stock is suspended on such stock exchange or market upon which the Common Stock is then listed for trading (other than suspensions of trading on such market or exchange generally or temporary suspensions pending the release of material information) for more than 10 trading days, or if the Common Stock is de-listed from the stock exchange or market on which it is then traded and not re-listed on another exchange or market, Advanced ID shall redeem all then outstanding Debentures and any shares of Common Stock held by HEM through prior conversions at an aggregate purchase price as determined in the manner set forth in the Purchase Agreement. Advanced ID would owe any interest penalty of 8% per year on any payments not made within 7 business days of a redemption request made pursuant to the preceding sentence.

During the term of the Purchase Agreement and unless full conversion and/or redemption of the Debentures, Advanced ID is prohibited from offering or issuing any convertible securities or any equity line of credit, although it may enter into any other debt or equity financing during such period.

Until such time as it no longer holds any Debentures, neither HEM nor its affiliates may engage in short sales of the Common Stock during the term of the Purchase Agreement.

On January 20, 2004, Advanced ID issued a press release announcing the financing obtained through the Merger, a copy of that press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

The foregoing descriptions of Advanced ID's acquisition of UPC, the Debentures issued in the private placement between UPC and HEM, and the assumption by Advanced ID of the rights and obligations under the Debentures, are only a summary and are qualified in their entirety by reference to the documents filed as exhibits to this Current Report on Form 8-K, which exhibits are hereby incorporated herein by reference.



Item 7.  Financial Statements, Pro Forma Financial Statements and
Exhibits.

(c)  Exhibits.

     The following exhibits are filed as part of this report.

Exhibit No.        Description

    2.1 Agreement and Plan of Merger, dated as of January 20, 2004, by and among Advanced ID Corporation, a South Dakota corporation, AIDO Acquisition, Inc., a Hawaii corporation, and Universal Pet Care, Inc. a Hawaii Corporation

    4.1 Convertible Debenture Purchase Agreement, dated as of January 20, 2004, by and between Universal Pet Care, Inc. and HEM Mutual Assurance LLC.

    4.2 $995,500 1% Convertible Debenture due January 20, 2009, originally issued by Universal Pet Care, Inc., a Hawaii corporation to HEM Mutual Assurance LLC on January 20, 2004.

    4.3 $4,500 1% Convertible Debenture due January 20, 2009, originally issued by Universal Pet Care, Inc., a Hawaii corporation to HEM Mutual Assurance LLC on January 20, 2004.





Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Advanced ID Corporation (Registrant)

Dated: January 30, 2004       By: /s/ Barry I. Bennett
                                  ---------------------------------
                              Barry I. Bennett
                              Chief Executive Officer and President









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